UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ONE BIO, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8525 NW 53rd Terrace, Suite C101 Doral, FL	33116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:  Common Stock, par value $0.001 per share

Name of each exchange on which each class is to be registered:  The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of One Bio, Corp. (the “Registrant”), as included under the captions “Amendment to Articles of Incorporation” and “Articles of Amendment to the Amended and Restated Articles of Incorporation of One Holdings, Corp.” contained in the Definitive Schedule 14C Information Statement filed by One Bio Corp. (f/k/a One Holdings, Corp.) on October 15, 2009, pursuant to Section 14(c) under the Securities Exchange Act of 1934, as amended (the “Act”), is incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market  LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONE BIO, CORP.

Date: January 15, 2010	By:	/s/ Marius Silvasan
Name: Marius Silvasan Title: Vice-Chairman and Chief Executive Officer